Exhibit 5.1
                                                             October 23, 1997





Chrysler Financial Corporation
27777 Franklin Road
Southfield, Michigan  48034

U. S. Auto Receivables Company
27777 Franklin Road
Southfield, Michigan 48034


Ladies and Gentlemen:

               Re:  Registration Statement on Form S-3
                    to register Asset Backed Certificates
                    to be issued by CARCO Auto Loan Master Trust
                    (the "Registration Statement")
                    ------------------------------


        I am Vice President and General Counsel of Chrysler Financial Corporation, a Michigan corporation, as servicer (the "Servicer") and U. S. Auto Receivables Company, a Delaware corporation, as seller (the "Seller"), in connection with the above-captioned Registration Statement, filed by the Seller with the Securities and Exchange Commission in connection with the registration by the Seller of Asset Backed Certificates (the "Certificates") representing interests in CARCO Auto Loan Master Trust (the "Trust") in an aggregate principal amount of $6 billion. As described in the Registration Statement, the Certificates will be issued from time to time by the Trust in series ("Series"). With respect to each Series, the Certificates will be issued pursuant to a supplement to the Pooling and Servicing Agreement and the Certificates will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") between the Seller and various underwriters named therein.

        I, or members of my staff upon whom I am relying, have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Pooling and Servicing Agreement and supplements thereto, including the forms of Certificates, and the form of Underwriting



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Agreement (collectively, the "Operative Documents"). In addition, I, or members of my staff upon whom I am relying, have examined and considered executed originals or counterparts, or certified or other copies identified to my satisfaction as being true copies of such certificates, instruments, documents, and other corporate records of the Seller, and matters of fact and law as I deem necessary for the purposes of this opinion. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

        In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Seller and others.

        Based on and subject to the foregoing, I am of the opinion that, with respect to the Certificates of any Series, when (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate, and other principal terms of such Certificates have been duly approved by the Board of Directors of the Seller, (iii) the issuance, execution, and delivery of the Certificates have been approved by the Board of Directors of the Seller, (iv) the applicable Operative Documents relating to such Series have each been duly completed, executed, and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, and (v) such Certificates have been duly executed by the Seller, authenticated by the Trustee, and sold by the Seller and paid for by the underwriter, all in accordance with the terms and conditions of the Operative Documents and in the manner described in the Registration Statement, such Certificates will have been legally issued, fully paid, and non-assessable.

        I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America and the State of Michigan to the extent specifically referred to herein.

                                      2

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        I consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement. This opinion is given as of the date hereof and I undertake no obligation to notify you of any changes in law or fact occurring after the date hereof.


                                                 Very truly yours,

                                                 /s/ Christopher A. Taravella
                                                 Christopher A. Taravella
                                                        Vice President and
                                                        General Counsel